                                                                   Exhibit 23.2a

                         Independent Auditors' Consent

The Board of Directors
First Premier Financial Corporation:

We consent to the use of our report included herein and to the reference to our firm under the headings "Summary Selected Consolidated Financial Data" and "Experts" in the prospectus.


                                                    /s/ KPMG LLP


St. Louis, Missouri
August 3, 1999